Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-3 No. 333-255523) of ACRES Commercial Realty Corp.,
2.
Registration Statement (Form S-3 No. 333-278433) of ACRES Commercial Realty Corp.,
3.
Registration Statement (Form S-8 No. 333-151622) pertaining to the Resource Capital Corp. 2007 Omnibus Equity Compensation Plan,
4.
Registration Statement (Form S-8 No. 333-176448) pertaining to the Resource Capital Corp. Amended and Restated 2007 Omnibus Equity Compensation Plan,
5.
Registration Statement (Form S-8 No. 333-200133) pertaining to the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan,
6.
Registration Statement (Form S-8 No. 333- 232371) pertaining to the Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan,
7.
Registration Statement (Form S-8 No. 333- 257901) pertaining to the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan;

of our reports dated March 9, 2026, with respect to the consolidated financial statements of ACRES Commercial Realty Corp. and the effectiveness of internal control over financial reporting of ACRES Commercial Realty Corp. included in this Annual Report (Form 10-K) of ACRES Commercial Realty Corp. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 9, 2026